EXHIBIT 23.4

KPMG
303 Peachtree Street, N.E. Suite 2000	Telephone 404-222-3000
Atlanta, GA 30308	Fax 404-222-3050

Independent Auditors’ Consent

The Board of Directors
American Safety Insurance Group, Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Atlanta, Georgia
December 16, 2002